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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


ENSERCH Corporation:

We consent to the incorporation by reference in this Registration Statement of ENSERCH Corporation on Form S-3 of our report dated February 7, 1994 appearing in the Current Report on Form 8-K dated March 3, 1994 of ENSERCH Corporation and of our reports dated February 8, 1993 appearing in the Annual Report on Form 10-K of ENSERCH Corporation for the year ended December 31, 1992. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE

Dallas, Texas
March 4, 1994